EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-60616 on Form S-8 of our report dated June 27, 2005, except for Note 8, which is as of September 7, 2005, appearing in this Amendment No. 1 to Form 11-K of the Pinnacle Entertainment, Inc. 401(k) Investment Plan as of December 31, 2004 and 2003 and for the year ended December 31, 2004.

/s/ Holthouse Carlin & Van Trigt LLP

Holthouse Carlin & Van Trigt LLP

Westlake Village, California

September 7, 2005